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                                  EXHIBIT 23.1






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 11, 1999, accompanying the financial statements included in the Annual Report of Inland Entertainment Corporation (now dba Venture Catalyst Inc.) on Form 10-KSB for the year ended June 30, 1999. We hereby consent to the incorporation by reference of said report in this Registration Statement of Venture Catalyst Inc. on Form S-3.


/s/   Grant Thornton, LLP



Irvine, California
June 20, 2000